Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of January 26, 2025, by and among Israel Acquisitions Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Gadfin Ltd., a company organized under the laws of the State of Israel (the “Company”), and Israel Acquisitions Corp, a Cayman Islands exempted company (“SPAC”). The Sponsor, the Company and SPAC are referred to from time to time in this Agreement individually as a “Party” and collectively as the “Parties”.

WHEREAS, concurrently with the execution of this Agreement, SPAC and the Company are entering into a Business Combination Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the BCA), pursuant to which, among other things, (A) a company organized under the laws of the State of Israel and wholly owned by a trustee (“NewPubco”) to be formed; (B) a company organized under the laws of the State of Israel and wholly owned, direct Subsidiary of NewPubco (“Merger Sub 1”) to be formed; and (C) a Cayman Islands exempted company and wholly owned, direct Subsidiary of NewPubco (“Merger Sub 2”) to be formed, (ii) Merger Sub 1 will be merged with and into the Company with Company as the surviving entity of such merger and consequently becoming a wholly-owned subsidiary of NewPubco, and (ii) Merger Sub 2 will be merged with and into the SPAC, with the SPAC as the surviving entity of such merger and consequently becoming a wholly-owned subsidiary of NewPubco, all in accordance with the terms and conditions of the BCA (collectively, and together with the other transactions contemplated by the BCA, the “Transactions”);

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 4,696,167 SPAC Class B Shares and 637,500 SPAC Class A Shares (collectively, the “Sponsor Shares”);

WHEREAS, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 637,500 warrants (each a “SPAC Warrant”) to purchase one (1) SPAC Class A Share per warrant at a price of $11.50 per whole share (the SPAC Warrants, Sponsor Shares and any additional shares of the SPAC (or securities convertible into or exercisable or exchangeable for shares of SPAC) in which the Sponsor has or acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Subject Securities”); and

WHEREAS, as an inducement to the Company to enter into the BCA and to consummate the Transactions, each of the Sponsor, SPAC and the Company desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, each of the Sponsor, the Company and SPAC hereby agree as follows:

1.            Agreement to Vote. The Sponsor, by this Agreement, with respect to the Subject Securities, hereby agrees during the term of this Agreement: (a) to vote (or cause to be voted), in person or by proxy, or execute and deliver a written consent (or cause a written consent to be executed and delivered), at any meeting of the shareholders of SPAC, including the SPAC Shareholders Meeting, however called, or any adjournment thereof, and in any action by written consent of the SPAC Shareholders, or in any other circumstance in which the vote, consent or other approval of the shareholders of SPAC is sought (and appear at any such meeting, in person or by proxy, or otherwise cause all of such holder’s Subject Securities to be counted as present thereat for purposes of establishing a quorum), all of the Subject Securities held by the Sponsor at such time (i) in favor of the approval and adoption of the BCA and the approval of the Transactions, including the Mergers, appointment of directors nominated or designated by the Company and the other Transaction Proposals and in favor of any other matter reasonably necessary to the consummation of the Transactions, (ii) against any arrangement, merger, amalgamation, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the SPAC (other than the Transactions), (iii) against any change in the business, management or SPAC Board other than as required or permitted under the BCA and Ancillary Documents, (iv) against any action, agreement or transaction or proposal that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of SPAC under the BCA or that would reasonably be expected to result in the failure of the Transactions from being consummated or that would impede, frustrate, prevent or nullify any provision of this Agreement, the BCA or any Ancillary Document and (v) not form a group (as defined in Rule 13(d)(3) under the Exchange Act) to vote against any directors nominated by the Company; (b) not to redeem, elect to redeem or tender or submit any of its Subject Securities for redemption in connection with the BCA or the Transactions; (c) waive any applicable adjustment to the conversion ratio set forth in the articles of association of SPAC or any other applicable anti-dilution or similar protections with respect to the SPAC Class A Shares and SPAC Class B Share held by it immediately prior to Closing; (d) not to commit or agree to take any action inconsistent with the foregoing; and (e) not to modify or amend any agreement, contract or arrangement between or among Sponsor and any Affiliate of such Sponsor (other than SPAC or any of its subsidiaries), on the one hand, and SPAC or any of SPAC’s subsidiaries, on the other hand, related to the Transactions.

2.            Transfer of Subject Securities. Subject to the earlier termination of this Agreement in accordance with Section 11, Sponsor agrees that it shall not, except as otherwise contemplated by this Agreement or with the consent of the Company, directly or indirectly, (a) sell, assign, transfer (including by operation of Law), gift, convey, Lien, pledge, dispose of or otherwise encumber any of the Subject Securities or grant any security interest in, or otherwise agree to do any of the foregoing (any of the foregoing, a “Transfer”), except for a sale, assignment or transfer of the Subject Securities pursuant to the BCA or to another shareholder of SPAC and bound by the terms and obligations hereof, (b) deposit any Subject Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law), or other disposition of any of the Subject Securities. Notwithstanding the foregoing, this Section 2 shall not prohibit a Transfer of Sponsor Shares by Sponsor to a permitted transferee pursuant to Section 5(c) of the Insider Letter Agreement; provided, that such Transfer shall be permitted only if, prior to or in connection with such Transfer, such permitted transferee agrees in writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of Sponsor hereunder and to be bound by the terms of this Agreement.

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3.            Maximum Dilution. The Parties hereby agree that, when aggregated, the NewPubco Ordinary shares to be issued in consideration of, or exchange for, (i) the Sponsor Shares and (ii) SPAC Shares, and PIPE Shares (together, the “Covered Shares”) shall not exceed thirty percent (30%) of NewPubco’s issued and outstanding share capital upon Closing (the “Dilution Cap”). In the event the Covered Shares exceed the Dilution Cap, the Sponsor shall irrevocably forfeit and surrender, immediately prior to Closing, for no consideration, a number of Sponsor Shares, up to a maximum of 1,429,000 Sponsor Shares, in order to reduce the aggregate Covered Shares below the Dilution Cap (the “Sponsor Forfeiture”). The Sponsor shall not hold less than a minimum of 4,000,000 Sponsor Shares following such Sponsor Forfeiture; provided however, that in the event the Covered Shares exceed the Dilution Cap following the Sponsor Forfeiture, the Company, the SPAC, and the Sponsor mutually agree that the Parties shall work together in good faith to negotiate an adjustment to the Dilution Cap.

4.            Registration Rights Agreement. At the Closing, the Sponsor and each transferee of Sponsor pursuant to Section 2 hereof, shall deliver to SPAC a duly executed copy of that certain Registration Rights and Lock-Up Agreement, by and among NewPubco and the additional signatories thereto, in substantially the form attached as Exhibit C to the BCA.

5.            Waiver of Redemption Rights. The Sponsor agrees during the term of this Agreement not to (a) demand that SPAC redeem the Subject Securities held by the Sponsor and (b) otherwise participate in any such redemption by tendering or submitting any of the Subject Securities held by the Sponsor for redemption.

6.            Waiver of Anti-Dilution Provision. The Sponsor, solely in connection with and only for the purpose of the Transactions, hereby irrevocably and unconditionally waives, to the fullest extent permitted by Law, its rights to the treatment of its Sponsor Shares as set forth in Section 24 of the SPAC Articles of Association, in connection with the Transactions, and agrees not to assert or perfect any rights to adjustment or other anti-dilution protections with respect thereto.

7.            Expenses. If, immediately prior to or at the Closing, SPAC incurs a Transaction Expenses Cap Excess without obtaining the prior written consent of the Company to incur such Transaction Expenses Cap Excess, then at the election of the Company in its sole discretion, Sponsor shall either: (i) irrevocably transfer to such Persons entitled to the respective Transaction Expenses Cap Excess such number of SPAC Shares or SPAC Warrants that will satisfy and settle such Transaction Expenses Cap Excess in full, reasonably acceptable to the Company and Sponsor shall take any other action reasonably requested by the Company to evidence such transfer and settlement, provided that no Sponsor Shares used for this purpose will be accounted as part of a Sponsor Forfeiture pursuant to Section 2.6(h) of the BCA and Section 3 hereunder; or (ii) directly and solely, fully cover and pay such Transaction Expenses Cap Excess to NewPubco, such that only Sponsor bears such Transaction Expenses Cap Excess.

8.            PIPE Financing. Sponsor shall use its reasonable best efforts to raise the PIPE Financing, including, in each case, utilizing the Sponsor Shares and the Sponsor’s SPAC Warrants in connection with such effort, which for the avoidance of doubt, may include transferring or forfeiting such Sponsor Shares or SPAC Warrants.

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9.            Insider Letter Agreement. Each of Sponsor and SPAC shall comply with, and fully perform all of its obligations, covenants, and agreements set forth in the Insider Letter Agreement, dated as of January 12, 2023, among Sponsor, SPAC and the other parties thereto (the “Insider Letter Agreement”). Without the prior written consent of the Company, each of Sponsor and SPAC hereby agree that from the date hereof until the termination of this Agreement, it shall not amend, modify or vary the Insider Letter Agreement in any manner whatsoever.

10.          Representations and Warranties. The Sponsor hereby represents and warrants to the Company as follows:

(a)            Organization; Due Authorization. The Sponsor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement by the Sponsor and the consummation by the Sponsor of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of the Sponsor. This Agreement has been duly authorized, executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b)            Ownership. The Sponsor is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of the Subject Securities, free and clear of any security interest and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than any Liens pursuant to (i) this Agreement, (ii) the SPAC Articles of Association (iii) the BCA or (iv) any applicable securities Laws. Except for the SPAC Warrants, the Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for, equity securities of SPAC. The Subject Securities are the only equity securities in SPAC owned of record or beneficially by the Sponsor on the date of this Support Agreement, and none of the Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder.

(c)            No Conflicts. The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor or (ii) require any consent or approval with respect to the Sponsor that has not been given or other action that has not been taken by any person (including under any contract binding upon the Sponsor or the Subject Securities), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

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(d)            Litigation. There are no Proceedings pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor before (or, in the case of threatened legal proceedings, that would be before) any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(e)            Brokerage Fees. Except as described in Section 4.4 of the SPAC Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the BCA based upon arrangements made by the Sponsor, for which SPAC or any of its Affiliates may become liable.

(f)            Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither the Sponsor nor any of its Affiliates, to the knowledge of the Sponsor, any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with SPAC or its Subsidiaries.

(g)            Acknowledgment. The Sponsor understands and acknowledges that each of the SPAC and Company is entering into the BCA in reliance upon the Sponsor’s execution and delivery of this Agreement. The Sponsor has had the opportunity to read the BCA and this Agreement and has had the opportunity to consult with its tax and legal advisors.

11.          Termination. This Agreement and the obligations of the Sponsor under this Agreement shall automatically terminate upon the earlier of: (a) the Closing and (b) the termination of the BCA in accordance with its terms. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided that (i) nothing in this Section 11 shall relieve any Party from liability for fraud or willful breach of this Agreement occurring prior to its termination and (ii) the provisions of this Section 11 and Section 13 (other than Section 13(i)) shall survive any termination of this Agreement.

12.          No Solicitation. Section 5.6(i) and (j) of the BCA shall apply mutatis mutandis to Sponsor.

13.          Miscellaneous.

(a)            All notices, requests, claims, demands and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)) during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

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If to the Sponsor, to:

Israel Acquisitions Sponsor LLC

12600 Hill Country Blvd, Building R, Suite 275

Bee Cave, Texas 78738

Attention: Alex Greystoke

Email: alex@israelspac.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP

2850 N. Harwood Street, Suite 1500

Dallas, Texas 75201

Attention: Lynwood Reinhardt

E-mail: lreinhardt@reedsmith.com

If to SPAC, to:

Israel Acquisitions Corp

12600 Hill Country Blvd, Building R, Suite 275

Bee Cave, Texas 78738

Attention: Ziv Elul and Sharon Barzik Cohen

Email: Ziv@israelspac.com; Sharon@israelspac.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP

2850 N. Harwood Street, Suite 1500

Dallas, Texas 75201

Attention: Lynwood Reinhardt

E-mail: lreinhardt@reedsmith.com

If to the Company, to:

Gadfin Ltd.,

Itzhak Modai 2 St., Rehovot, Israel

Attention: Eyal Regev, CEO

Email: eyal@gadfin.com

with a copy (which shall not constitute notice) to:

Herzog Fox & Neeman.

Herzog Tower, 6 Yitzhak Sadeh St.

Tel Aviv 6777506, Israel

Attention: Aviram Hazak

Email: HazakA@herzoglaw.co.il

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(b)            Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(c)            This Agreement (together with the BCA and the other agreements referenced herein and therein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

(d)            This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign, delegate or otherwise transfer any of its rights or obligations pursuant to this Agreement without the prior written consent of the other Parties. Any attempted assignment of this Agreement not in accordance with the terms of this Section 13(d) shall be void ab initio.

(e)            The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, shall occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (which, for the avoidance of doubt, includes the Parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at Law or in equity and (ii) the right to specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance and/or other equitable relief on any basis, including the basis that any other Party has an adequate remedy at Law or that any award of an injunction, specific performance and/or other equitable relief is not an appropriate remedy for any reason at Law or in equity. Any Party seeking: (A) an injunction or injunctions to prevent breaches of this Agreement; (B) to enforce specifically the terms and provisions of this Agreement; and/or (C) other equitable relief, shall not be required to show proof of actual damages or to provide any bond or other security in connection with any such remedy.

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(f)             This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, or in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

(g)            Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any Proceeding, claim, demand, action or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (A) arising under this Agreement or (B) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or the transactions contemplated hereby, (x) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 13(g) for any reason, (y) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) that (1) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (2) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (3) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 13(a) shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

(h)            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement (including any of the closing deliverables contemplated hereby) by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

(i)             Each Party shall use its reasonable best efforts to (i) execute and deliver or cause to be executed and delivered such additional documents and instruments and (ii) take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j)             This Agreement shall not be effective or binding upon any Party until after such time as the BCA is executed and delivered by SPAC and the Company.

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(k)            This Agreement may be amended in writing by the Parties hereto at any time prior to the Merger Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

(l)             The Sponsor shall permit and hereby consents to and authorizes SPAC and the Company to publish and disclose (i) all documents and schedules filed with the SEC, (ii) any press release or other disclosure document that SPAC or the Company reasonably determines to be necessary in connection with the Merger or any of the other Transactions, (iii) a copy of this Agreement, (iv) the Sponsor’s identity, (v) the number of the Subject Securities and (vi) the nature of such the Sponsor’s commitments and obligations under this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Sponsor, the Company and SPAC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ISRAEL AcquisitionS Sponsor LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Sponsor, the Company and SPAC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ISRAEL ACQUISITIONS CORP

By:
Name:
Title:

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Sponsor, the Company and SPAC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GADFIN LTD.

By:
Name:
Title:

[Signature Page to Sponsor Support Agreement]